SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   FORM 8-K/A
                                   ----------



     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934





                          Date of Report: July 29, 2004



                             MIDDLESEX WATER COMPANY
                             -----------------------
             (Exact name of registrant as specified in its charter)



          NEW JERSEY                        0-422                22-1114430
          ----------                        -----                ----------
(State or other jurisdiction of         (Commission          (I.R.S. Employer
 incorporation or organization)         File Number)         Identification No.)



            1500 RONSON ROAD, P.O. BOX 1500, ISELIN, NEW JERSEY 08830
            ---------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (732)-634-1500
               --------------------------------------------------
              (Registrant's telephone number, including area code)

Middlesex Water Company


Item. 5. Other Events

Revision to Second Quarter 2004 Earnings Press Release filed earlier as 8-K, but which Press Release to be filed over wire service will be correct. Prior 8-K, reported earlier today, incorrectly listed 2004 second quarter earnings applicable to common stock in third paragraph of release.




                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf of the undersigned hereunto duly authorized.



                                      MIDDLESEX WATER COMPANY
                                           (Registrant)





                                        /s/Kenneth J. Quinn
                                        -------------------
                                        Kenneth J. Quinn
                                        General Counsel, Secretary and Treasurer


Dated: July 29, 2004

Contact: Bernadette M. Sohler, Director of Communications  (732) 634-1500


             Middlesex Water Company REPORTs SECOND QUARTER EARNINGS

     ISELIN, NJ, (July 29, 2004) Middlesex Water Company, (NASDAQ:MSEX), a provider of water and wastewater services in New Jersey and Delaware, announced an 11.1% increase in consolidated operating revenues for the quarter ended June 30, 2004.

Second Quarter 2004 Results
---------------------------

     Consolidated operating revenues, for the quarter ended June 30, 2004, were $17.8 million, up $1.8 million, from $16.0 million for the same period in 2003. Continued double-digit customer growth and base rate increases for the Company's Delaware subsidiary, Tidewater Utilities, Inc. (TUI) generated an additional $0.5 million in revenues, while base rate increases accounted for most of the Middlesex system's additional $0.5 million, and our meter installation joint venture contributed $0.7 million to revenues. Operating expenses increased to $14.7 million, up from $12.9 million. Costs associated with the customer growth in Delaware and the meter replacement project were $0.9 million of the increase. Higher costs for purchased water, energy, payroll and benefits, insurance and corporate governance fees for the Middlesex system represented $0.6 million of the increase.

     The Company reported second quarter 2004 earnings applicable to common stock increased to $1.8 million, compared to $1.7 million in the prior year, however earnings per share of common stock of $0.17 were comparable with the prior year, primarily because of the dilution of shares outstanding during the current year due to the sale of 700,000 of common stock on May 12, 2004.

Six-Month Results
-----------------
     For the six months ended June 30, 2004, revenues were $33.6 million, up from $31.0 million for the same period in the prior year. The double-digit customer growth and base rate increases for TUI generated an additional $0.8 million in revenues, while base rate increases accounted for most of the Middlesex system's additional $0.6 million in revenues, and our meter installation joint venture added $1.2 million to revenues. Operating expenses increased to $28.3 million, up from $25.5 million. Costs associated with the customer growth in Delaware and the meter replacement project were $1.7 million of the increase. Higher costs for purchased water, energy, payroll and benefits, insurance and corporate governance fees for the Middlesex system represented $1.0 million of the increase.

     For the six-month period ended June 30, 2004, earnings applicable to common stock were $2.8 million, or $0.26 per share of common stock, compared to $2.9 million or $0.28 per share for the same period in 2003. The earnings per share decline is due to the reduction in income, coupled with the dilution of the shares outstanding following the stock sale during May 2004.

Twelve-Month Results
--------------------

    For the twelve months ended June 30, 2004, revenues were $66.8 million, up from $63.2 million for the same period in the prior year. The double-digit customer growth and base rate increases for TUI generated an additional $1.7 million in revenues, while our meter installation joint venture added $1.5 million to revenues. Operating expenses increased to $55.4 million, up from $50.8 million. Costs associated with the customer growth in Delaware and the meter replacement project were $2.3 million of the increase. Higher costs for purchased water, energy, water treatment, payroll and benefits, insurance and corporate governance fees for the Middlesex system represented $2.0 million of the increase. As a result, earnings applicable to common stock were $6.3 million, or $0.59 per share of common stock, compared to $7.4 million or $0.71 per share for the same period in 2003.

Board Declares Quarterly Dividend
---------------------------------
     The Company's Board of Directors approved a quarterly dividend of $0.165 per share, payable September 1, 2004, to common shareholders as of August 13, 2004. The Company has paid cash dividends in varying amounts for the past 90 years and the dividend has been increased in each year since 1973. Middlesex Water has a Dividend Reinvestment Plan under which dividends and optional cash payments can be used to purchase additional shares of Common stock.

Other News
----------
     Middlesex Water Company reported that facilities at its subsidiaries, Pinelands Water Company and Pinelands Wastewater Company in Southampton Township, New Jersey, were unharmed by the severe storm and historic flooding which affected much of Burlington County in mid-July. The Pinelands Companies provide water and wastewater service to more than 2,300 customers in the LeisureTowne and Hampton Lakes communities of Southampton Township. "Fortunately, our facilities were unaffected by the flooding, our water supply and water quality were never compromised and we were able to continue to provide normal operations," said Pinelands Chairman Dennis G. Sullivan.

About Middlesex Water Company
-----------------------------
     Middlesex Water Company, organized in 1897, is an investor-owned water utility, serving customers in central and southern New Jersey and in the State of Delaware. The Company and its New Jersey subsidiaries - Pinelands Water Company and Pinelands Wastewater Company--are subject to the regulations of the Board of Public Utilities of the State of New Jersey. Middlesex Water operates the water and wastewater utilities for the City of Perth Amboy through its subsidiary, Utility Service Affiliates (Perth Amboy), Inc. The Company's Delaware subsidiary, Tidewater Utilities, Inc., together with Southern Shores Water Company, is subject to the regulations of the Public Service Commission in Delaware. These companies are also subject to various Federal and State and regulatory agencies concerning water quality standards.


    For additional information regarding Middlesex Water Company, visit the
                             Company's Web site at
                 www.middlesexwater.com or call (732) 634-1500.
                 ----------------------
--------------------------------------------------------------------------------
Certain matters discussed in this press release are "forward-looking statements" regarding the Company's results of operations and financial position. Such statements address future plans, objectives, expectations and events concerning various matters such as capital expenditures, earnings, litigation, growth potential, rate, regulatory matters, liquidity, capital resources and accounting matters. Actual results in each case could differ materially from those currently anticipated in such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
--------------------------------------------------------------------------------

                                      ####

                             MIDDLESEX WATER COMPANY
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)






                                               Three Months Ended June 30,   Six Months Ended June 3    Twelve Months Ended June 30,
                                                    2004          2003          2004          2003            2004         2003
                                               ---------------------------   ------------------------   ----------------------------

Operating Revenues                              $17,769,913   $15,997,966    $33,645,646  $30,979,339     $66,777,521  $63,157,387
                                               ---------------------------   ------------------------   ----------------------------

Operating Expenses:
   Operations                                     9,357,580     7,793,242     18,261,671   15,604,871      35,322,899   30,785,511
   Maintenance                                      808,459       805,824      1,670,967    1,781,678       3,418,402    3,311,488
   Depreciation                                   1,449,469     1,338,617      2,885,699    2,618,797       5,629,629    4,973,517
   Other Taxes                                    2,026,107     1,961,134      3,971,301    3,869,262       7,917,957    7,818,102
   Income Taxes                                   1,018,643       991,545      1,526,002    1,621,278       3,141,942    3,881,661
                                               ---------------------------   ------------------------   ----------------------------

       Total Operating Expenses                  14,660,258    12,890,362     28,315,640   25,495,886      55,430,829   50,770,279
                                               ---------------------------   ------------------------   ----------------------------

            Operating Income                      3,109,655     3,107,604      5,330,006    5,483,453      11,346,692   12,387,108

Other Income:
   Allowance for Funds Used During Construction      80,721        65,199        130,282      157,805         288,396      275,499
   Other Income                                     117,759        22,247        137,565       42,191         226,873      235,968
   Other Expense                                    (26,440)      (48,554)       (29,676)     (67,724)        (51,883)    (122,019)
                                               ---------------------------   ------------------------   ----------------------------

       Total Other Income                           172,040        38,892        238,171      132,272         463,386      389,448

Interest Charges                                  1,391,364     1,342,690      2,644,206    2,587,038       5,284,198    5,148,581
                                               ---------------------------   ------------------------   ----------------------------

Net Income                                        1,890,331     1,803,806      2,923,971    3,028,687       6,525,880    7,627,975

Preferred Stock Dividend Requirements                63,696        63,696        127,393      127,393         254,786      254,786
                                               ---------------------------   ------------------------   ----------------------------

Earnings Applicable to Common Stock             $ 1,826,635   $ 1,740,110    $ 2,796,578  $ 2,901,294     $ 6,271,094  $ 7,373,189
                                               ---------------------------   ------------------------   ----------------------------

Earnings per share of Common Stock:
   Basic                                        $      0.17   $      0.17    $      0.26  $      0.28     $      0.59  $      0.71
   Diluted                                      $      0.16   $      0.17    $      0.26  $      0.28     $      0.59  $      0.71

Average Number of
   Common Shares Outstanding :
   Basic                                         11,068,164    10,459,263     10,823,630   10,419,105      10,676,299   10,374,727
   Diluted                                       11,411,304    10,802,403     11,166,770   10,762,245      11,019,439   10,717,867

Cash Dividends Paid per Common Share            $    0.1650   $    0.1613    $    0.3300  $    0.3225     $    0.6565  $    0.6413